UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2021

Tilray, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Maughan Rd., Nanaimo, BC, Canada	V9X 1J2
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common Stock, $0.0001 par value per share	TLRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed on December 15, 2020, Tilray, Inc., a Delaware corporation (“Tilray”), and Aphria Inc., a corporation existing under the laws of the Province of Ontario (“Aphria”), entered into an Arrangement Agreement, as amended on February 19, 2021 (the “Arrangement Agreement”), pursuant to which all of the issued and outstanding common shares of Aphria will be exchanged for Class 2 common stock of Tilray, in accordance with a specified exchange ratio, pursuant to a plan of arrangement under the Business Corporations Act (Ontario) (the “Arrangement”). On March 12, 2020, Tilray filed with the Securities and Exchange Commission (the “SEC”) and commenced the mailing of a definitive joint proxy statement/circular (the “Proxy Statement/Circular”) with respect to the special meeting of Tilray stockholders scheduled to be held on April 16, 2021 pursuant to the Arrangement (the “Tilray Special Meeting”).

Supplemental Disclosures to the Proxy Statement/Circular

This Current Report on Form 8-K (this “Form 8-K”) is being filed to update and supplement the Proxy Statement/Circular. The information contained in this Form 8-K is incorporated by reference into the Proxy Statement/Circular. Terms used in this Form 8-K, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement/Circular.

Following the announcement of the Arrangement Agreement and as of the date of this Form 8-K, seven lawsuits have been filed by alleged stockholders of Tilray:

(i)	in the United States District Court for the Southern District of New York, captioned Violini v. Tilray, Inc. et al., Case No. 1:21-cv-02256 (the “Violini Complaint”);

(ii)	in the United States District Court for the Southern District of New York, captioned Barron-Archer v. Tilray, Inc. et al., Case No. 1:21-cv-02497 (the “Barron-Archer Complaint”);

(iii)	in the United States District Court for the Eastern District of New York, captioned Reveles v. Tilray, Inc. et al., Case No. 1:21-cv-01543 (the “Reveles Complaint”);

(iv)	in the United States District Court for the Southern District of New York, captioned Lees v. Tilray, Inc. et al., Case No. 1:21-cv-02734 (the “Lees Complaint”);

(v)	in the United States District Court for the Southern District of New York, captioned Young v. Tilray, Inc. et al., Case No. 1:21-cv-02827 (the “Young Complaint”);

(vi)	in the United States District Court for the Southern District of New York, captioned Williams v. Tilray, Inc. et al., Case No. 1:21-cv-02955 (the “Williams Complaint”); and

(vii)

in the United States District Court for the District of Delaware, captioned Lawrence v. Tilray, Inc. et al., Case No. 1:21-cv-00505 (the “Lawrence Complaint,” and together with the Violini Complaint, the Barron-Archer Complaint, the Reveles Complaint, the Lees Complaint, the Young Complaint, and the William Complaint, the “Complaints”).

Tilray and the other named defendants in the Complaints deny that they have violated any laws or breached any duties to Tilray’s stockholders and believe that these lawsuits are without merit and that no supplemental disclosure is required to the Proxy Statement/Circular under any applicable law, rule or regulation. However, solely to eliminate the burden and expense of litigation and to avoid any possible disruption to the Arrangement that could result from further litigation, Tilray is providing the supplemental disclosures set forth in this Form 8-K. The supplemental information contained in this Form 8-K should be read in conjunction with the Proxy Statement/Circular, which we urge you to read in its entirety. Nothing in this Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the extent that information in this Form 8-K differs from, or updates information contained in, the Proxy Statement/Circular, the information in this Form 8-K shall supersede or supplement the information in the Proxy Statement/Circular. The information contained in this supplement speaks only as of April 8, 2021, unless the information specifically indicates that another date applies. Except as otherwise described in this Form 8-K or the documents referred to, contained in or incorporated by reference in this Form 8-K, the Proxy Statement/Circular, the annexes to the Proxy Statement/Circular and the documents referred to, contained in or incorporated by reference in the Proxy Statement/Circular are not otherwise modified, supplemented or amended.

If you have not already submitted a proxy for use at the Tilray Special Meeting, you are urged to do so promptly. This Form 8-K does not affect the validity of any proxy card or voting instructions that Tilray stockholders may have previously received or delivered. No action is required by any Tilray stockholder who has previously delivered a proxy or voting instructions and who does not wish to revoke or change that proxy or voting instructions.

Supplemental Disclosures

This supplemental information should be read in conjunction with the joint proxy statement/prospectus, which should be read in its entirety, including, in connection with the information set forth under “Certain Financial Forecasts” below, the cautionary notes regarding the risks and limitations associated with relying on prospective financial information. The inclusion in this supplement to the joint proxy statement/prospectus of certain summary unaudited prospective financial information should not be regarded as an indication that any of Tilray, Aphria, or their respective affiliates, officers, directors or other representatives, or any other recipient of this information, considered, or now considers, it to be material or to be reliably predictive of actual future results, and the unaudited prospective financial information should not be relied upon as such. All page references are to pages in the Proxy Statement/Circular, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement/Circular.

The disclosure under the heading “Description of the Arrangement – Background to the Arrangement” beginning on page 47 of the Proxy Statement/Circular is hereby amended and supplemented by replacing the last paragraph on page 51 in its entirety with the following:

On September 15, 2020, Mr. Simon shared a revised draft term sheet with Mr. Kennedy. The draft term sheet contemplated, among other things: (i) an equity ownership split of 62.5% for Aphria and 37.5% for Tilray, which implied an at-market transaction with no premium for Tilray Stockholders; and (ii) a condition to execution of definitive agreements that Tilray secure commitments from its convertible noteholders to exchange US$200 million of the outstanding Tilray notes into equity. The proposed ownership splits of 62.5% / 37.5% contemplated the dilution from the convertible note exchange. The draft term sheet also contemplated a post-closing board of seven directors, which would be comprised of five board members designated by Aphria and two board members designated by Tilray, including Mr. Kennedy.

The disclosure under the heading “Opinion of Aphria’s Financial Advisor – Financial Analyses – Selected Public Companies Analysis” on page 73 of the Proxy Statement/Circular is hereby amended and supplemented by adding the following tables summarizing the multiples considered for the Selected Companies:

Jefferies reviewed publicly available financial and market information for both companies and for the Selected Public Companies listed below, which Jefferies in its professional judgment considered generally relevant for comparative purposes.

Selected Canadian Licensed Cannabis Producers

	EV / Revenue	EV / Revenue	EV / EBITDA
	2020E	2021E	2021E
High	38.3x	17.8x	88.9x
Median	6.5x	5.1x	64.1x
Low	3.2x	2.6x	36.7x

Selected U.S. Multi-State Cannabis Operators

	EV / Revenue	EV / Revenue	EV / EBITDA
	2020E	2021E	2021E
High	12.4x	6.4x	20.6x
Median	8.5x	5.3x	15.6x
Low	7.3x	4.7x	10.2x

Selected Alcohol and Tobacco Companies

	EV / Revenue	EV / Revenue	EV / EBITDA
	2020E	2021E	2021E
High	6.1x	6.2x	16.3x
Median	4.9x	4.5x	11.4x
Low	1.8x	1.7x	8.0x

The disclosure under the heading “Summary of the Financial Projections by Aphria” on page 76 of the Proxy Statement/Circular is hereby amended and supplemented by replacing the table and accompanying footnotes on page 76 with the following:

The following table presents certain unaudited prospective financial information or financial outlook of Aphria prepared by Aphria management for fiscal years ended May 31, 2021 through May 31, 2024, for the Aphria Board, Jefferies, and Tilray, and was used in connection with rendering Jefferies’ fairness opinion to the Aphria Board.

	Fiscal Year ended on May 31
	2021	2022	2023	2024
	(C$ in millions)
Revenue	$804	$1,243	$1,438	$1,656
COGS (Pre-Inventory Adjustment)	($476)	($632)	($689)	($740)
Gross Profit	$328	$611	$749	$916
Operating Expenses	($254)	($391)	($457)	($543)
Operating Income	$74	$221	$292	$373
D&A	$37	$44	$50	$54
Stock-Based Compensation	$27	$30	$30	$30
Non-Controlling Interest	($24)	($50)	($56)	($62)
SweetWater Adjustments	($1)	($2)	($2)	($2)
Other Adjustments	($29)	$0	$0	$0
Adjusted EBITDA excluding Non-Controlling Interest	$83	$243	$314	$393
Unlevered Free Cash Flow(1) (2)	$53	$198	$95	$249
Taxes(1)	($14)	($58)	($77)	($99)
Capital Expenditures(1)	($33)	($12)	($12)	($12)
Change in Net Working Capital(1)	$24	$10	($30)	($20)
Free Cash Flow to Aphria Diamond(1)	$0	($6)	($43)	($48)
Earn Out Payments to SweetWater(1)	$0	$0	($84)	$0

(1)	2021E represents amounts for fiscal quarters 2, 3 and 4.
(2)	Calculated as operating income less taxes, plus D&A, less capital expenditures, change in net working capital, free cash flow to Aphria Diamond and earn out payments to Sweetwater.

The disclosure under the heading “Summary of the Tilray Financial Projections by Aphria” on page 76 of the Proxy Statement/Circular is hereby amended and supplemented by replacing the table and accompanying footnotes on page 76 with the following:

The following table presents the Tilray Adjusted Management Projections and were approved for use by Jefferies by Aphria management.

	Fiscal Year ended on December 31
	2021	2022	2023	Jan-May 2024
	(US$ in millions)
Revenue	$312	$435	$572	$265
COGS (Pre-Inventory Adjustment)	($206)	($280)	($362)	($168)
Gross Profit	$106	$155	$210	$97
Operating Expenses (Excl. D&A)	($89)	($91)	($94)	($43)
D&A	($20)	($21)	($24)	($11)
Operating Income	($3)	$43	$92	$43
Adjusted EBITDA(1)	$17	$64	$116	$54
Unlevered Free Cash Flow(2)	($15)	$30	$76	$39
Taxes	($1)	($11)	($23)	($11)
Capital Expenditures	($9)	($8)	($8)	($4)
Change in Net Working Capital	($22)	($15)	($9)	$0

(1)	Calculated as operating income plus D&A.
(2)	Calculated as operating income less taxes, plus D&A, less capital expenditures and change in net working capital.

The disclosure under the heading “Opinion of Tilray’s Financial Advisor – Opinion of Cowen – Analysis of Selected Publicly-Traded Companies Analysis” on pages 79-80 of the Proxy Statement/Circular is hereby amended and supplemented by replacing the implied multiples table with the following:

The implied multiples of EV of the Selected Companies based on estimated 2020 and 2021 revenues and 2021 EBITDA were as follows:

Selected Cannabis Companies
	EV / Revenue 2020E	EV / Revenue 2021E	EV / EBITDA 2021E
Aurora Cannabis	8.7x	7.4x	NM
Canopy Growth	22.3x	16.0x	NM
Cronos Group	37.6x	20.2x	NM
HEXO Corp	5.7x	4.1x	49.5x
Organigram	4.1x	3.3x	35.3x
Sundial Growers	6.9x	5.2x	NM
Village Farms	3.6x	2.7x	16.5x
Low	3.6x	2.7x	16.5x
Mean	12.7x	8.4x	33.7x
Median	6.9x	5.2x	35.3x
High	37.6x	20.2x	49.5x

Selected Alcohol Companies
	EV / Revenue 2020E	EV / Revenue 2021E	EV / EBITDA 2021E
Anheuser-Bush InBev	5.1x	4.8x	12.4x
The Boston Beer Company	6.6x	4.5x	22.3x
Brown-Forman	11.2x	10.5x	28.2x
Constellation Brands	6.1x	6.3x	16.7x
Diageo	7.9x	7.7x	21.5x
Molson Coors Beverage Company	1.9x	1.8x	8.4x
Pernod Ricard	6.2x	6.0x	19.4x
Low	1.9x	1.8x	8.4x
Mean	6.4x	5.9x	18.4x
Median	6.2x	6.0x	19.4x
High	11.2x	10.5x	28.2x

The disclosure under the heading “Opinion of Tilray’s Financial Advisor – Opinion of Cowen – Current Trading Metrics” on page 83 of the Proxy Statement/Circular is hereby amended and supplemented by replacing the first paragraph under the heading “Current Trading Metrics” in its entirety with the following:

Cowen considered certain market metrics relating to Tilray and Aphria, including their respective share trading prices as of December 14, 2020, the number of shares outstanding (165.4 million and 322 million, respectively), total debt (US$341 million and US$480 million, respectively), non-controlling interest, and cash and cash equivalents, determining that the market capitalization of Tilray and Aphria was US$1,219 million and US$2,537 million, respectively, and that their enterprise values were US$1,388 million and US$2,816 million, respectively. Cowen considered that the then-current trading prices would result in an exchange ratio of 1.0692x Tilray Share per Aphria Share and implied ownership of 32.5% for Tilray and 67.5% for Aphria, the preceding 10-day volume-weighted average price (VWAP) would result in an exchange ratio of 0.9787x and implied ownership of 34.7% for Tilray and 65.3% for Aphria, and the preceding 20-day VWAP would result in an exchange ratio of 0.9396x and implied ownership of 35.6% for Tilray and 64.4% for Aphria.

The disclosure under the heading “Opinion of Tilray’s Financial Advisor – Opinion of Imperial – Comparable Companies Analysis” on pages 87-88 of the Proxy Statement/Circular is hereby amended and supplemented by replacing the tables summarizing the comparable companies multiples with the following:

The multiples for these companies can be summarized as follows:

	LTM Revenue	2020E Revenue	2021E Revenue
Aphria, Inc. (used only in Tilray stand-alone analysis)	5.7x	6.4x	4.7x
Aphria, Inc. (Cannabis Business) (used only in Tilray stand-alone analysis)	12.2x	11.3x	8.7x
Aurora Cannabis	10.5x	10.7x	9.1x
Canopy Growth	27.5x	34.1x	23.0x
Cronos Group	44.5x	38.7x	17.8x
HEXO Corp	4.2x	5.9x	3.3x
OrganiGram Holdings, Inc.	5.1x	5.1x	4.0x
Tilray, Inc. (used only in Aphria stand-alone analysis)	7.8x	6.8x	4.7x
Village Farms International, Inc.	3.1x	3.6x	2.5x
High	44.5x	38.7x	23.0x
Low	3.1x	3.6x	2.6x
Average	12.9x	13.0x	8.3x
Median	7.9x	7.0x	4.8x

	LTM Revenue	2020E Revenue	2021E Revenue	LTM EBITDA	2020E EBITDA	2021E EBITDA
Anheuser-Busch InBev SA/NV	4.9x	5.0x	4.6x	14.3x	13.7x	12.3x
Heineken N.V.	3.4x	3.4x	3.1x	17.0x	17.2x	13.8x
Constellation Brands, Inc.	6.3x	6.2x	6.2x	16.8x	17.6x	16.5x
The Boston Beer Company, Inc.	6.9x	6.3x	4.6x	36.4x	33.8x	8.4x
Molson Coors	1.9x	1.9x	1.8x	8.1x	8.3x	22.7x
High	6.9x	6.3x	6.2x	36.4x	33.8x	22.7x
Low	1.9x	1.9x	1.8x	8.1x	8.3x	8.4x
Average	4.7x	4.6x	4.1x	18.5x	18.1x	14.7x
Median	4.9x	5.0x	4.6x	16.8x	17.2x	13.8x

The disclosure under the heading “Opinion of Tilray’s Financial Advisor – Opinion of Imperial – Precedent Transactions Analysis” on pages 88 of the Proxy Statement/Circular is hereby amended and supplemented by replacing the table summarizing the selected transactions with the following:

Imperial reviewed and analyzed publicly available information relating to selected acquisitions announced since 2018 of targets in the legal cannabis space. The selected transactions and associated metrics are as follows:

Date	Acquirer	Target	Transaction Size	Revenue	EBITDA
May 2019	Curaleaf Holdings, Inc.	Cura Partners, Inc.	$1,147.6	9.8x	—
April 2019	Cresco Labs Inc.	Origin House	$334.5	7.0x	—
March 2019	HEXO Corp.	Newstrike Brands Ltd.	$125.2	20.7x	—
January 2019	Aurora Cannabis Inc.	Whistler Medical Marijuana Corp.	$117.4	—	—
December 2018	Acreage Holdings, Inc.	Form Factory, Inc.	$100.4	—	—
October 2018	iAnthus Capital Holdings, Inc.	MPX Bioceutical Corporation	$487.7	15.3x	—
September 2018	HBA Corporation	ICC Labs Inc.	$211.5	396.3x	—
July 2018	Canopy Growth Corporation	Hiku Brands Company Ltd.	$241.0	561.0x	—
January 2018	Aphria Inc.	Broken Coast Cannabis Ltd.	$178.7	—	—

The disclosure under the heading “Opinion of Tilray’s Financial Advisor – Opinion of Imperial – Discounted Cash Flow Analysis” on page 89 of the Proxy Statement/Circular is hereby amended and supplemented by replacing the first paragraph under the heading “Discounted Cash Flow Analysis” in its entirety with the following:

Imperial used the financial projections provided by each of Aphria’s and Tilray’s management to perform a discounted cash flow (“ DCF ”) analysis of each company on a stand-alone basis. For each company, Imperial estimated terminal value using both the TEV/EBITDA multiple method and the Perpetuity Growth Method. For the TEV/EBITDA method, based upon its professional judgment and knowledge of the companies’ industry, Imperial applied a range of TEV/EBITDA multiples (20x to 22x for Tilray and

18x to 20x for Aphria) to the final fiscal year EBITDA in the company’s projections. For the Perpetuity Growth method, based upon its professional judgment and knowledge of the companies’ industry, Imperial applied a range of perpetuity growth rates (8.5% to 9.5%) to the free cash flow in the final fiscal year of the company’s projections. Imperial then discounted the operating cash flows and terminal values to present values using a discount rate of 12.5% (based upon calculations of the weighted average cost of capital for Aphria and Tilray). This analysis resulted in the following equity value ranges for Aphria and Tilray (after subtracting the net debt of $246 million and $170 million, respectively) (US$ in millions):

The disclosure under the heading “Tilray Management Financial Projections” on page 92 of the Proxy Statement/Circular is hereby amended and supplemented by replacing the table and accompanying footnotes on page 92 with the following:

The following table presents certain unaudited prospective financial information of Tilray prepared by Tilray management for fiscal years 2020 through 2023, for the Tilray Board, Cowen, Imperial, Jefferies and Aphria, and approved by the Tilray Board for use by Cowen and Imperial in connection with rendering a fairness opinion to the Tilray Board.

	Fiscal Year ended on December 31
	2020	2021	2022	2023
	(US$ in millions)
Revenue	$202	$312	$435	$572
COGS (Pre-Inventory Adjustment)	($135)	($206)	($280)	($362)
Non-U.S. GAAP Gross Profit(1)	$67	$106	$155	$210
R&D Expenses	$4	$5	$4	$2
Sales & Marketing Expenses	$50	$37	$39	$40
General & Administrative Expenses	$55	$47	$48	$53
D&A	$19	$20	$21	$22
Stock Based Compensation	$31	$31	$31	$31
EBIT(2)	($92)	($33)	$12	$64
Adjusted EBITDA(3)	($32)	$17	$64	$116
Unlevered Free Cash Flow (calculated by Cowen)(4)	($173)	($48)	$7	$66
Unlevered Free Cash Flow (calculated by Imperial)(5)	($135)	($27)	$37	$99
Capital Expenditures	($47)	($8)	($8)	($8)
Δ in NWC	($30)	($21)	($14)	($10)
Interest Expense	($25)	($15)	($4)	—
Extraordinary Items	($23)	($6)	($3)	($2)

(1)

Non-U.S. GAAP Gross Profit is a non-U.S. GAAP terms which was calculated excluding the impact of amortization, and certain discrete items which Tilray does not believe to be indicative of underlying business trends.

(2)

EBIT, a non-U.S. GAAP term, was calculated as U.S. GAAP net income, excluding the impact of taxes, interest expense and income. Taxes for Tilray during the projection period were assumed to be $0 due to the existence and assumed use of NOLs.

(3)

Adjusted EBITDA, a non-U.S. GAAP term, was calculated as U.S. GAAP net income, excluding the impact of taxes, interest expense and income, amortization, depreciation, stock-based compensation expenses and other adjustments. Taxes for Tilray during the projection period were assumed to be $0 due to the existence and assumed use of NOLs.

(4)

Unlevered Free Cash Flow, a non-U.S. GAAP term, was calculated by Cowen as the amount equal to EBIT, subtracting taxes, capital expenditures, changes in net working capital and extraordinary items and adding the impact of depreciation and amortization. This measure was not provided to Aphria or Jefferies.

(5)

Unlevered Free Cash Flow, a non-U.S. GAAP term, was calculated by Imperial as the amount equal to (a) Adjusted EBITDA (as provided by Tilray management and shown in the table above) subtracting (b) capital expenditures and changes in net working capital, and interest expenses. This measure was not provided to Aphria or Jefferies.

The disclosure under the heading “Aphria Management Projections Used by Cowen” on page 93 of the Proxy Statement/Circular is hereby amended and supplemented by replacing the table and accompanying footnotes on page 93 with the following:

Cowen took the “Aphria Unaudited Financial Projections” and converted them to USD at an exchange rate of US $1.00/CAD $1.279, before using them in connection with its analysis below.

	Fiscal Year ended on May 31
	2021	2022	2023	2024
	(US$ in millions)
Revenue	$629	$975	$1,145	$1,327
COGS (Pre-Inventory Adjustment)	($397)	($495)	($548)	($593)
Non-GAAP Gross Profit(1)	$232	$480	$597	$734
R&D Expenses	$3	$8	$11	$15
Sales & Marketing Expenses	$59	$117	$147	$179
General & Administrative Expenses	$106	$154	$177	$209
D&A	$7	$4	$4	$4
Impairments, Txn Costs & Equity Method Losses	$2	—	—	—
Stock Based Compensation	$21	$23	$23	$23
EBIT(2)	$32	$173	$235	$302
Adjusted EBITDA(3)	$64	$191	$253	$320
Unlevered Free Cash Flow(4)	($56)	$159	$149	$208
Taxes	($9)	($43)	($60)	($79)
Capital Expenditures	($39)	($9)	($9)	($9)
Δ in NWC	($69)	$8	($23)	($16)
FCF Attributable to 49% Diamond Partner	—	($5)	($34)	($37)

(1)

Non-U.S. GAAP Gross Profit, Non-U.S. GAAP Operating Income, and Non-U.S. GAAP Net Income, are non-U.S. GAAP terms which were calculated excluding the impact of amortization, and certain discrete items which Tilray does not believe to be indicative of underlying business trends.

(2)	EBIT, a non-U.S. GAAP term, was calculated as U.S. GAAP net income, excluding the impact of taxes, interest expense and income.
(3)

Adjusted EBITDA, a non-U.S. GAAP term, was calculated as U.S. GAAP net income, excluding the impact of taxes, interest expense and income, amortization, depreciation, stock-based compensation expenses, and other adjustments.

(4)

Unlevered Free Cash Flow, a non-U.S. GAAP term, was calculated by Cowen as the amount equal to EBIT (as provided by Aphria management and shown in the table above) subtracting taxes, capital expenditures, changes in net working capital and free cash flow attributable to the 49% Aphria Diamond partner and adding the impact of depreciation and amortization. This measure was not provided to Aphria or Jefferies.

The disclosure under the heading “Tilray Adjusted Aphria Management Projections Used by Cowen” on page 93 of the Proxy Statement/Circular is hereby amended and supplemented by replacing the table and accompanying footnotes on page 93 with the following:

Based on discussions with Tilray management, Cowen also adjusted the “Aphria Unaudited Financial Projections”, again converting them to USD at an exchange rate of US $1.00/CAD $1.279.

	Fiscal Year ended on May 31
	2021	2022	2023	2024
	(US$ in millions)
Revenue	$579	$784	$955	$1,064
COGS (Pre-Inventory Adjustment)	($376)	($454)	($524)	($567)
Non-GAAP Gross Profit(1)	$202	$331	$431	$497
R&D Expenses	$3	$6	$9	$11
Sales & Marketing Expenses	$50	$73	$83	$100
General & Administrative Expenses	$106	$145	$153	$163
D&A	$7	$4	$4	$4
Impairments, Txn Costs & Equity Method Losses	$2	—	—	—
Stock Based Compensation	$21	$23	$23	$23
EBIT(2)	$13	$79	$158	$195
Adjusted EBITDA(3)	$47	$100	$178	$214
Unlevered Free Cash Flow(4)	($72)	$86	$95	$126
Taxes	($4)	($21)	($43)	($53)
Capital Expenditures	($39)	($9)	($9)	($9)
Δ in NWC	($69)	$8	($23)	($16)
FCF Attributable to 49% Diamond Partner	—	—	($26)	($35)

(1)

Non-U.S. GAAP Gross Profit, Non-U.S. GAAP Operating Income, and Non-U.S. GAAP Net Income, are non-U.S. GAAP terms which were calculated excluding the impact of amortization, and certain discrete items which Tilray does not believe to be indicative of underlying business trends.

(2)	EBIT, a non-U.S. GAAP term, was calculated as U.S. GAAP net income, excluding the impact of taxes, interest expense and income.

(3)

Adjusted EBITDA, a non-U.S. GAAP term, was calculated as U.S. GAAP net income, excluding the impact of taxes, interest expense and income, amortization, depreciation, stock-based compensation expenses, and other adjustments.

(4)

Unlevered Free Cash Flow, a non-U.S. GAAP term, was calculated by Cowen as the amount equal to EBIT (as provided by Aphria management and shown in the table above) subtracting taxes, capital expenditures, changes in net working capital and free cash flow attributable to the 49% Aphria Diamond partner and adding the impact of depreciation and amortization. This measure was not provided to Aphria or Jefferies.

The disclosure under the heading “Aphria Management Projections Used by Imperial” on page 94 of the Proxy Statement/Circular is hereby amended and supplemented by replacing the table and accompanying footnotes on page 94 with the following:

The below represent the Aphria management projections used by Imperial in its standalone analysis. These projections were based on the “Aphria Unaudited Financial Projections”, adjusted by Imperial to a FYE of December 31, and converted to USD at an exchange rate of US $1.00/CAD $1.31.

	Fiscal Year ended December 31
	2021	2022	2023
	(US$ in millions)
Revenue	$697.6	$881.1	$990.7
COGS (Pre-Inventory Adjustment)	($376.7)	($431.8)	($455.7)
Non-GAAP Gross Profit(1)	$320.9	$449.4	$535.0
R&D Expenses	$6	$8	$10
Sales & Marketing Expenses	$80	$112	$131
General & Administrative Expenses	$115	$140	$154
D&A	$3	$3	$3
Impairments, Txn Costs & Equity Method Losses	—	—	—
Stock Based Compensation	$19	$19	$18
EBIT	$98	$167	$218
Adjusted EBITDA(2)	$114.9	$183.8	$231.2
Unlevered Free Cash Flow (US$ in millions)(4)	$60.4	$51.2	$150.5
Capital Expenditures	($15)	($9)	($9)
Δ in NWC	—	($66)	($4)
Taxes	($21.5)	($40.6)	($55.6)
Interest Expenses	($18)	($17)	($12)

(1)

Non-U.S. GAAP Gross Profit, Non-U.S. GAAP Operating Income, and Non-U.S. GAAP Net Income, are non-U.S. GAAP terms which were calculated excluding the impact of amortization, and certain discrete items which Tilray does not believe to be indicative of underlying business trends.

(2)

Adjusted EBITDA, a non-U.S. GAAP term, was calculated as U.S. GAAP net income, excluding the impact of taxes, interest expense and income, amortization, depreciation, stock-based compensation expenses, and other adjustments.

(3)

Adjustments include cash costs to realize synergies, D&A in COGS, Impairments, transaction costs, and stock-based compensation. Transaction cost adjustment does not include capitalized fees associated with this transaction.

(4)

Unlevered Free Cash Flow, a non-U.S. GAAP term, was calculated by Imperial as the amount equal to (a) Adjusted EBITDA (as provided by Tilray management and shown in the table above) subtracting (b) capital expenditures and changes in net working capital, and interest expenses. This measure was not provided to Aphria or Jefferies.

The disclosure under the heading “Certain Pro Forma Projections Used by Imperial” on page 94 of the Proxy Statement/Circular is hereby amended and supplemented by replacing the table and accompanying footnotes on page 94 with the following:

The below represent the projections used by Imperial in its pro forma analysis of the merged companies on a combined basis. These projections were based on the “Aphria Unaudited Financial Projections”, adjusted to a FYE of December 31 and converted to USD at an exchange rate of US $1.00/CAD $1.31, and the “Tilray Management Financial Projections” described above.

	Fiscal Year ended December 31
	2021	2022	2023
	(US$ in millions)
Revenue	$1,010	$1,316	$1,563
COGS (Pre-Inventory Adjustment)	($558)	($684)	($790)
Non-GAAP Gross Profit(1)	$452	$632	$773
R&D Expenses	$11	$12	$12
Sales & Marketing Expenses	$117	$151	$171
General & Administrative Expenses	$118	$140	$159

	Fiscal Year ended December 31
	2021	2022	2023
	(US$ in millions)
D&A	$23	$24	$25
Impairments, Txn Costs & Equity Method Losses	—	—	—
Stock Based Compensation	$50	$50	$49
EBIT	$126	$254	$356
Adjusted EBITDA(2)	$202	$324	$422
Unlevered Free Cash Flow (US$ in millions)(3)	$96	$164	$324
Capital Expenditures	($23)	($17)	($17)
Δ in NWC	($21)	($80)	($14)
Cash costs to achieve synergies	($7)	($1)	—
Taxes	($22)	($41)	($56)
Interest Expenses	($33)	($21)	($12)

(1)

Non-U.S. GAAP Gross Profit, Non-U.S. GAAP Operating Income, and Non-U.S. GAAP Net Income, are non-U.S. GAAP terms which were calculated excluding the impact of amortization, and certain discrete items which Tilray does not believe to be indicative of underlying business trends.

(2)

Adjusted EBITDA, a non-U.S. GAAP term, was calculated as U.S. GAAP net income, excluding the impact of taxes, interest expense and income, amortization, depreciation, stock-based compensation expenses, and other adjustments.

(3)

Unlevered Free Cash Flow, a non-U.S. GAAP term, was calculated by Imperial as the amount equal to (a) Adjusted EBITDA (as provided by Tilray management and shown in the table above) subtracting (b) capital expenditures and changes in net working capital, and interest expenses. This measure was not provided to Aphria or Jefferies.

The disclosure under the heading “Certain Tilray Forecasts – Certain Estimated Synergies” on page 94 of the Proxy Statement/Circular is hereby amended and supplemented by replacing the paragraph under the heading “Certain Estimated Synergies” in its entirety with the following:

In November 2020, Tilray’s management prepared and presented to the Tilray Board and Tilray’s financial advisor, and Aphria’s financial advisor, certain estimates of synergies estimated to be potentially realizable by the Combined Company after closing, referred to as the Tilray Projected Synergies. At that same diligence meeting, Aphria’s management also presented to the Aphria’s financial advisor, and Tilray’s financial advisor, certain preliminary estimates of synergies estimated to be potentially realizable by the Combined Company after closing. Aphria’s management prepared and provided to its board of directors and to its and Tilray’ financial advisors certain estimates of annual cost synergies estimated to be potentially realizable by the Combined Company within 36 months after closing, referred to as the Aphria estimated synergies, and together with the Tilray Projected Synergies, referred to as the estimated synergies, to the Tilray Board, the Aphria Board, Cowen, Imperial and Jeffries. The estimated synergies include annual gross pre-tax cost synergies of $32 million, $77 million, and $77 million, a net synergy impact of $25 million, $73million, and $77 million, and free cash flow of $18 million, $53 million, and $56 million for FY 2021, 2022, and 2023, respectively. The estimated synergies assume that the expected benefits of the Arrangement will be realized, including that no restrictions, terms or other conditions would be imposed in connection with the receipt of any necessary governmental, regulatory or other approvals or consents in connection with the consummation of the merger. See the sections above entitled “Description of the Arrangement – Certain Tilray Forecasts” and “Description of the Arrangement – Aphria Unaudited Financial Projections” beginning on pages 74 and 90 of this Circular, respectively, for further information regarding the uncertainties underlying the estimated synergies as well as the sections entitled “Information Concerning Forward-Looking Statements” and “Risk Factors” beginning on pages 12 and 29 of this Circular, respectively, for further information regarding the uncertainties and factors associated with realizing the synergies in connection with the Arrangement.

The disclosure under the heading “Interests of Tilray’s Directors and Management in the Arrangement” on page 96 of the Proxy Statement/Circular is hereby amended and supplemented by replacing the first paragraph under the heading in its entirety with the following:

In considering the recommendation of the Tilray Board with respect to the Arrangement, Tilray Stockholders should be aware that an existing member of the Tilray Board and one other director designated by Tilray will become directors of the Combined Company and certain members of Tilray’s management team may become members of management of the Combined Company, all of which may create actual or potential conflicts of interest in connection the Arrangement. The Tilray Board is aware of these interests and considered them along with the other matters described above in “Description of the Arrangement – Our Reasons for the Arrangement”.

On April 2, 2021, in accordance with the Arrangement Agreement, the Tilray board designated David F. Clanachan to join the Combined Company’s board, along with Mr. Kennedy. As of the date of this filing, discussions with members of Tilray’s management team regarding any management roles at the Combined Company are ongoing and no definitive agreements have been reached.

Additional Information and Where to Find It

In connection with the proposed business combination (the “Transaction”), Tilray has filed a Proxy Statement/Circular containing important information about the Transaction and related matters. The Proxy Statement/Circular has also been made available by Aphria and Tilray on their respective SEDAR profiles. Additionally, Aphria and Tilray will file other relevant materials in connection with the Transaction with the applicable securities regulatory authorities. Investors and security holders of Aphria and Tilray are urged to carefully read the entire Proxy Statement/Circular (including any amendments or supplements to such documents), respectively, before making any voting decision with respect to the Transaction because they contain important information about the Transaction and the parties to the Transaction. The Proxy Statement/Circular will be mailed to the Aphria Shareholders and Tilray Stockholders and is accessible on the SEDAR and EDGAR profiles of the respective companies.

Investors and security holders of Tilray can obtain a free copy of the Proxy Statement/Circular, as well as other relevant filings containing information about Tilray and the Transaction, including materials incorporated by reference into the Proxy Statement/Circular, without charge, at the SEC’s website (www.sec.gov) or from Tilray by contacting Tilray’s Investor Relations at (203) 682-8253, by email at Raphael.Gross@icrinc.com, or by going to Tilray’s Investor Relations page on its website at https://ir.tilray.com/investor-relations and clicking on the link titled “Financials.”

Investors and security holders of Aphria are able to obtain a free copy of the Proxy Statement/Circular, as well as other relevant filings containing information about Aphria and the Transaction, including materials incorporated by reference into the Proxy Statement/Circular, without charge, under Aphria’s profile on SEDAR at www.sedar.com or from Aphria by contacting Aphria’s investor relations at investors@aphria.com.

Participants in the Solicitation

Tilray and Aphria and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of Tilray proxies in respect of the Transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Tilray stockholders in connection with the Transaction will be set forth in the Tilray proxy statement for the Transaction when available. Other information regarding the participants in the Tilray proxy solicitation and a description of their direct and indirect interests in the Transaction, by security holdings or otherwise, will be contained in such proxy statement and other relevant materials to be filed with the SEC in connection with the Transaction. Copies of these documents may be obtained, free of charge, from the SEC or Tilray as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

Certain information in this Form 8-K constitutes forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. The forward-looking statements are expressly qualified by this cautionary statement. Forward-looking statements are provided for the purpose of presenting information about management’s current expectations and plans relating to the future, and readers are cautioned that such statements may not be appropriate for other purposes. Any information or statements that are contained in this Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements, including, but not limited to, statements in this Form 8-K with regards to: (i) statements relating to the strategic business combination of Aphria and Tilray and the expected timing and closing of the Transaction; Transaction including, receipt of required shareholder approvals, court approvals and satisfaction of other closing customary conditions; (ii) estimates of pro-forma financial information of the Combined Company, including in respect of expected revenues and production of cannabis; (iii) the expected strategic and financial benefits of the business combination, including estimates of future cost reductions, synergies, including expected pre-tax synergies, savings and efficiencies; (iv) statements that the Combined Company anticipates having scalable medical and adult-use cannabis platforms expected to strengthen the leadership position in Canada, internationally and, eventually in the United States; (v) statements that the Combined Company is expected to offer a diversified and branded product offering and distribution footprint, state-of-the-art cultivation, processing and manufacturing facilities; (vi) statements in respect of operational efficiencies expected to be generated as a result of the Transaction in the amount of approximately C$100 million of pre-tax annual cost synergies; (vii) statements regarding the value and returns to shareholders expected to be generated by the business combination; (viii) expectations of future balance sheet strength and future equity; (ix) expectations regarding the Combined Company’s future M&A strategy; and (x) the expectation that the Combined Company’s shares will be listed on the Toronto Stock Exchange concurrently with, or as soon as possible after, the closing of the Transaction. Aphria and Tilray use words such as “forecast”, “future”, “should”, “could”, “enable”, “potential”, “contemplate”, “believe”, “anticipate”, “estimate”, “plan”, “expect”, “intend”, “may”, “project”, “will”, “would” and the negative of these terms or similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Certain material factors or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this Form 8-K, including the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary shareholder and court approvals for the Transaction, the ability of the parties to satisfy, in a timely manner, the conditions to closing of the Transaction and other expectations and assumptions concerning the Transaction. Forward-looking statements reflect current beliefs of management of Aphria and Tilray with respect to future events and are based on information currently available to each respective management team including the reasonable assumptions, estimates, analysis and opinions of management of Aphria and Tilray considering their experience, perception of trends, current conditions and expected developments as well as other factors that each respective management believes to be relevant as at the date such statements are made. Forward-looking statements involve significant known and unknown risks and uncertainties. Many factors could cause actual results, performance or achievement to be materially different from any future forward-looking statements. Factors that may cause such differences include, but are not limited to, risks assumptions and expectations described in Aphria’s and Tilray’s critical accounting policies and estimates; the adoption and impact of certain accounting pronouncements; Aphria’s and Tilray’s future financial and operating performance; the competitive and business strategies of Aphria and Tilray; the intention to grow the business, operations and potential activities of Aphria and Tilray; the ability of Aphria and Tilray to complete the Transaction; Aphria’s and Tilray’s ability to provide a return on investment; Aphria’s and Tilray’s ability to maintain a strong financial position and manage costs, the ability of Aphria and Tilray to maximize the utilization of their existing assets and investments and that the completion of the Transaction is subject to the satisfaction or waiver of a number of conditions as set forth in the Arrangement Agreement. There can be no assurance as to when these conditions will be satisfied or waived, if at all, or that other events will not intervene to delay or result in the failure to complete the Transaction. There is a risk that some or all the expected benefits of the Transaction may fail to materialize or may not occur within the time periods anticipated by Aphria and Tilray. The challenge of coordinating previously independent businesses makes evaluating the business and future financial prospects of the Combined Company following the Transaction difficult. Material risks that could cause actual results to differ from forward-looking statements also include the inherent uncertainty associated with the financial and other projections a well as market changes arising from governmental actions or market conditions in response to the COVID-19 public health crisis; the prompt and effective integration of the Combined Company; the ability to achieve the anticipated synergies and value-creation contemplated by the Transaction; the risk associated with Aphria’s and Tilray’s ability to obtain the approval of the proposed transaction by their shareholders required to consummate the Transaction and the timing of the closing of the Transaction, including the risk that the conditions to the Transaction are not satisfied on a timely basis or at all; the risk that a consent or authorization that may be required for the Transaction is not obtained or is obtained subject to conditions that are not anticipated; the outcome of any legal proceedings that may be instituted against the parties and others related to the Arrangement Agreement; unanticipated difficulties or expenditures relating to the Transaction, the response of business partners and retention as a result of the announcement and pendency of the Transaction; risks relating to the value of Tilray’s common stock to be issued in connection with the transaction; the impact of competitive responses to the announcement of the Transaction; and the diversion of management time on transaction-related issues. Readers are cautioned that the foregoing list of factors is not exhaustive. Other risks and uncertainties not presently known to Aphria and Tilray or that Aphria and Tilray presently believe are not material could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of risks and other factors, see the most recently filed annual information form of Aphria and the annual report filed on form 10-K of Tilray made with applicable securities regulatory authorities and available on SEDAR and EDGAR. The forward-looking statements included in this Form 8-K are made as of the date of this Form 8-K and neither Aphria nor Tilray undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TILRAY, INC.

Date: April 8, 2021	By:	/s/ Brendan Kennedy
Brendan Kennedy
President and Chief Executive Officer